Independent Auditors' Consent

The Board of Directors
Piper Funds Inc,
Piper Funds Inc, -II
Piper Global Funds Inc.

We consent to the incorporation by reference in the registration statement on Form N-14 (the "Registration Statement") of First American Investment Funds, Inc. (the "FAIF Funds") of each of our reports dated November 7, 1997, relating to the financial statements and financial highlights of Piper Funds Inc., Piper Funds Inc. -II and Piper Global Funds Inc. (collectively, the "Piper Funds"). We also consent to the references to our Firm under the headings (a) "Comparison of FAIF Funds and Piper Funds" in the Registration Statement, (b) "Financial Highlights" in the prospectuses of the Piper Funds dated November 24, 1997, which are incorporated by reference in the Registration Statement and (c) "Financial Statements" in the statements of additional information of the Piper Funds dated November 24, 1997, which are incorporated by reference in the Registration Statement.

                                   /s/ KPMG Peat Marwick LLP

                                   KPMG Peat Marwick LLP



Minneapolis, Minnesota
April 14, 1998